10390 Pacific Center Court, San Diego, CA 92121-4340 858•646•1100, FAX: 858•646•1150 www.vical.com	News Release

FOR IMMEDIATE RELEASE
February 21, 2008

Contacts:	Alan R. Engbring Executive Director, Investor Relations (858) 646-1127 Website: www.vical.com	Jill M. Church Vice President and Chief Financial Officer

Vical Reports 2007 Financial Results
And Progress in Product Development Programs

SAN DIEGO—February 21, 2008—Vical Incorporated (Nasdaq:VICL) today reported financial results for the year ended December 31, 2007. Vical had cash and investments of approximately $71 million at year-end 2007, which is expected to be sufficient to fund operations at least through 2009.

The reported net loss for 2007 was $35.9 million, or $0.92 per share, and the cash burn for 2007 was $29 million, which were both consistent with the company’s guidance of a projected net loss of between $32 million and $37 million and cash burn of $27 million to $32 million. The net loss for 2007 reflects the company’s investment in advancing the following product development programs:

•
The initiation of a Phase 3 clinical trial for the company’s Allovectin-7® cancer immunotherapeutic as first-line therapy in chemotherapy-naïve patients with recurrent Stage III or IV metastatic melanoma, which is being funded through cash payments and equity investments by AnGes MG, Inc., under a collaborative agreement;

•
Advancement in its Phase 2 clinical trial of a DNA vaccine candidate for cytomegalovirus (CMV) in donors and recipients undergoing hematopoietic stem cell transplants, including a new arm targeting vaccination of recipients only; and

•	Advancement of its DNA vaccine candidate for pandemic influenza from preclinical development to initiation of a Phase 1 clinical trial.

The company is projecting a net loss for 2008 of between $32 million and $37 million. Including anticipated cash payments and equity investments from AnGes in support of the Allovectin-7® Phase 3 trial, the company is projecting an effective cash burn for 2008 of between $27 million and $32 million.
Anticipated program highlights for 2008 include:

•
Submission of a filing for marketing approval in Japan by the company’s licensee, AnGes MG, Inc., based on previously announced positive results from a Phase 3 angiogenesis trial involving DNA-based delivery of Hepatocyte Growth Factor (HGF), an angiogenic growth factor, in patients with advanced peripheral arterial disease;

•
Update by the company’s licensee, sanofi aventis Group, on an ongoing Phase 3 trial for the DNA-based delivery of Fibroblast Growth Factor 1 (FGF-1), an angiogenic growth factor, intended to promote the growth of blood vessels in patients with reduced blood flow to the limbs to reduce the need for amputations;

•	Pandemic influenza DNA vaccine candidate Phase 1 safety and immunogenicity data in the first half of 2008;

•	CMV vaccine candidate Phase 2 interim efficacy analysis in the second half of 2008;

•	Accelerating patient enrollments and completion of geographic expansion of clinical sites in the company’s Phase 3 trial of Allovectin-7®; and

•	Publication of data from a DNA vaccine clinical trial conducted by the NIH for Severe Acute Respiratory Syndrome (SARS).

Conference Call
Vical will conduct a conference call and webcast to discuss the financial results and program updates with invited analysts and institutional investors today, February 21, at noon Eastern Time. The call and webcast are open on a listen-only basis to any interested parties. To listen to the conference call, dial in approximately ten minutes before the scheduled call to (888) 600-4883, or (913) 312-6683 for international participants, and reference confirmation code 5814630. A replay of the call will be available for 48 hours beginning about two hours after the call. To listen to the replay, dial (888) 203-1112, or (719) 457-0820 for international participants, and enter replay passcode 5814630. The call also will be available live and archived through the events page at www.vical.com. For further information, contact Vical’s Investor Relations department by phone at (858) 646-1127 or by e-mail at info@vical.com.

About Vical
Vical researches and develops biopharmaceutical products based on its patented DNA delivery technologies for the prevention and treatment of serious or life-threatening diseases. Potential applications of the company’s DNA delivery technology include DNA vaccines for infectious diseases or cancer, in which the expressed protein is an immunogen; cancer immunotherapeutics, in which the expressed protein is an immune system stimulant; and cardiovascular therapies, in which the expressed protein is an angiogenic growth factor. The company is developing certain infectious disease vaccines and cancer therapeutics internally. In addition, the company collaborates with major pharmaceutical companies and biotechnology companies that give it access to complementary technologies or greater resources. These strategic partnerships provide the company with mutually beneficial opportunities to expand its product pipeline and address significant unmet medical needs. Additional information on Vical is available at www.vical.com.

Forward-Looking Statements
This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected, including: whether the company will achieve levels of revenues and control expenses to meet projected financial performance; whether Vical or others will continue development of Allovectin-7®, the company’s CMV vaccine candidate, the company’s pandemic influenza vaccine candidate, the angiogenesis product candidates, or any other product candidates being developed by Vical, its collaborators or licensees; whether Vical, its collaborators or licensees will be able to recruit patients into clinical trials as planned, if at all; whether Vical will receive all of the clinical trial funding from AnGes under the collaborative agreement, which will depend on continued development of Allovectin-7® and certain other conditions, as well as AnGes' compliance with its contractual obligations under the agreement; whether AnGes MG will file for Japanese marketing approval of its HGF angiogenesis product candidate, and if so, whether such approval will be granted; whether Sanofi Aventis will complete its Phase 3 trial of its FGF-1 angiogenesis product, and if so, whether it will succesfully reduce the need for amputations; whether the company’s Phase 1 pandemic influenza vaccine safety and immunogenicity data will be available in the first half of 2008 as anticipated; whether the company’s Phase 2 CMV vaccine interim efficacy data will be available in the second half of 2008 as anticipated; whether the NIH will publish data from its SARS vaccine trial; whether Allovectin-7®, the company’s CMV vaccine candidate, the company’s pandemic influenza vaccine candidate, the angiogenesis product candidates, or any other product candidates being developed by Vical, its collaborators or licensees will be shown to be safe and effective in clinical trials; the timing, nature and cost of clinical trials; and additional risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

VICAL INCORPORATED
Selected Condensed Financial Information (Unaudited)

Statements of Operations	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2007	2006	2007	2006

Revenues:
Contract and grant revenue	$580	$1,122	$4,574	$14,213
License and royalty revenue	191	181	938	527
Total revenues	771	1,303	5,512	14,740
Operating expenses:
Research and development	5,620	5,661	22,934	18,514
Manufacturing and production	2,728	2,638	13,762	13,588
General and administrative	2,253	2,303	9,078	9,055
Total operating expenses	10,601	10,602	45,774	41,157
Loss from operations	(9,830)	(9,299)	(40,262)	(26,417)
Net investment income	969	1,377	4,368	3,269
Net loss	$(8,861)	$(7,922)	$(35,894)	$(23,148)
Basic and diluted
net loss per share	$(0.23)	$(0.21)	$(0.92)	$(0.74)
Shares used to calculate basic
and diluted net loss per share	39,195	37,819	39,190	31,434

Balance Sheets	December 31,
(in thousands)	2007	2006

Assets:
Cash, cash equivalents, and marketable securities	$71,489	$100,393
Other current assets	1,261	5,049
Total current assets	72,750	105,442
Property and equipment, net	12,287	13,500
Other assets	5,548	6,307
Total assets	$90,585	$125,249

Liabilities and stockholders' equity:
Current liabilities	$8,108	$8,153
Long-term obligations	2,565	2,973
Stockholders' equity	79,912	114,123
Total liabilities and stockholders' equity	$90,585	$125,249